UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2012

ESSA Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania		18360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (570) 421-0531

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 31, 2012, ESSA Bancorp, Inc. (“ESSA” or the “Company”) issued a press release announcing the completion of its acquisition of First Star Bancorp, Inc. and its subsidiary, First Star Bank. A copy of a news release dated July 31, 2012, announcing the completion of the merger, is included as Exhibit 99.1 to this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the completion of the merger of First Star Bancorp, Inc. with and into ESSA, Joseph T. Svetik was elected to the Board of Directors of ESSA and ESSA Bank (the “Bank”), effective immediately. There were no arrangements or understandings between Mr. Svetik and any other person pursuant to which Mr. Svetik was selected as a director of the Company or the Bank, except pursuant to the Agreement and Plan of Merger between ESSA and First Star, dated as of December 21, 2011, as amended on February 28, 2012 and as previously disclosed in the First Star Bancorp, Inc. Proxy Statement dated April 17, 2012.

Mr. Svetik has yet to be appointed to any committees of the Company or ESSA Bank.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Financial statement are required by this Item will be filed by amendment to this Current Report no later than October 16, 2012.

(b)	Pro Forma Financial Information. Not applicable.

Pro forma financial information required by this Item will be filed by amendment to this Current Report no later than October 16, 2012.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit 99.1	News Release dated July 31, 2012 announcing the completion of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESSA BANCORP, INC.

DATE: August 1, 2012	By:	/s/ Gary S. Olson
Gary S. Olson, President and
Chief Executive Officer